Exhibit 99.1

LOS ANGELES, CA, August 16, 2021 - Social Life Network, Inc. (OTC: WDLF) announces a new division of the company has been formed that will focus entirely on a global decentralized social network and cryptocurrency project, named Decentral Life.

Social Life Network (“Social Life”) is a Technology Business Incubator (TBI) that provides tech start-ups with seed technology development, legal guidance, and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network usership. Social Life currently has 13 separate niche industry social networks launched through its TBI program, which total over seven-million users worldwide.

“I am thrilled to announce the launch of this new division,” said director Todd Markey. “Our Board of Directors sees the evolution of social networks converging with DeFi in a very profound way over the next decade, and to be on the leading edge of it is very exciting for the company and our TBI licensees. We believe the Decentral Life project will make blockchain secure and private social commerce the new normal, supercharge our network user growth, and ultimately expedite liquidity events for our TBI licensees.”

The Decentral Life division has four main objectives outlined on the website @ www.WDLF.life

1.	Create a decentralized global social networking platform for user privacy, content control, and universal connectivity to all decentralized networking platforms of the future.

2.	Financially empower network users by rewarding their activity with crypto-loyalty points that can be used to make purchases on the network or converted to WDLF Tokens to be used on globally accessible cryptocurrency exchanges.

3.	Create and launch a Decentral Life Token that can be used across all licensee networks so that users can convert their crypto-loyalty points into WDLF Tokens for staking.

4.	File with the SEC a registered initial coin offering so that tokens can be sold to investors and a market can be created for the token on major cryptocurrency exchanges.

“We began researching the inevitable launch of the Decentral Life project in early 2016, just as we began the process of taking the company public”, said CEO, Ken Tapp.

“At that time, we felt it was too early, and that cryptocurrency and decentralized applications (dApps) needed greater adoption globally before we could validate the expense and time that would be needed to build a parallel platform and transfer our licensees over. We did however see the adoption of reward-based activity growing among social media influencers online and launched our first-generation reward point application in our platform during Q1 of 2017. This gave us the needed data and understanding of how to build a decentralized application that could connect to any other social commerce dApp in the future, as well how to formulate a reward point system that can convert to tokens of value. That was a particularly difficult formula given that each network and their reward points are allocated by its TBI licensee, and each WDLF Token is controlled by Social Life. We also needed a burn function formula that would work to increase the value of each WDLF Token over time, by decreasing the supply in parallel to each licensee as their network usership grew. Finally, over the past year we gathered enough data to solve the conundrum, while ironically seeing the rapid adoption of dApp usage and growth in the DeFi sector worldwide. The perfect timing of each gave our board the confidence to move forward with the decentralization and cryptocurrency project this quarter, and capital raise to support the new Decentral Life division,” added Tapp.

On July 9th, 2021, Social Life Network filed a Form D Notice of Exempt Offering of Sales under Regulation D 506(c) to conduct a general solicitation offering to accredited investors for up to $100 million through the sale of Series A Convertible Preferred Shares @ $1 per share, and a minimum investment of $100,000. Twenty-five percent of all proceeds from the Offering will be used by the Company’s new division, Decentral Life, to support the development and launch of their global decentralized protocol and to potentially up list Social Life Network to a major stock exchange. Seventy-five percent of the funds will also be used to add Ethereum and Bitcoin cryptocurrency to the balance sheet, like other publicly traded technology firms, such as MicroStrategy. Upon a successful capital raise and assuming a successful advance of an up listing to a major exchange, SLN will change the company name to “Decentral Life”.

Shareholders can look forward to a weekly video podcast series launching later this month, aimed to educate and keep shareholders updated on the Decentral Life project and the cryptocurrency industry at large. Information regarding the launch of the series will be released on the company website and through company social networking channels later this week.

About Social Life Network, Inc.

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech start-ups with seed technology development, legal and executive leadership, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Our seed technology is an artificial intelligence (“AI”) powered social network and Ecommerce platform that uses blockchain technology to increase user activity, speed, security, and accuracy on the niche social networks that we license to the companies in our TBI. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, auto racing, travel, hunting, fishing, and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted user ship growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed start-ups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder update podcasts @ www.SocialNetwork.ai/podcast

SAFE HARBOR & DISCLAIMER

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc. All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. No information in this press release should be construed as any indication whatsoever of our future revenues, results of operations, or stock price, whether we will successfully develop and launch a global decentralized protocol or whether we will up list Social Life Network to a major stock exchange. With respect to the $100,000,000 Regulation D, Rule 506(c) Offering, the information contained herein does not constitute an offer or sale of our securities and such Offering must strictly adhere to, among other things, the general solicitation provisions of the federal securities laws.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@socialnetwork.ai

1-855-933-3277